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                                                                Exhibit 10.1.8



                            NON-COMPETITION AGREEMENT

         THIS NON-COMPETITION AGREEMENT (this "Agreement") is made effective February 27, 1997 (the "Effective Date") by and between TELXON CORPORATION ("Telxon"), a Delaware corporation having its principal offices at 3330 West Market Street, Akron, Ohio 44333, and ROBERT F. MEYERSON ("RFM"), a resident of Florida.

                                  RECITALS:

         A. RFM has served Telxon in various capacities since its founding, and most recently as its Chairman and Chief Executive Officer.

         B. During his tenure with Telxon, certain consulting services for which Telxon had contracted with Accipiter Corporation ("Accipiter"), most recently under a Services and Non-Competition Agreement dated as of January 18, 1993 (the "Prior Agreement"), were performed principally by RFM.

         C. The Prior Agreement expired by its terms as of March 31, 1996, and included a covenant by RFM and Accipiter restricting them from competing with Telxon in certain limited respects, which covenant continues in effect following such expiration for a period of time which is subject to various interpretations.

         D. As of February 26, 1997, RFM retired from Telxon.

         E. In connection with such retirement, Telxon and RFM are desirous of redefining the extent of the competitive restriction and of extending the period thereof.

         NOW, THEREFORE, the parties agree as follows:

         1. TERM. This Agreement and the provisions thereof shall be effective as of February 26, 1997, and extend to and ending on December 31, 2000, subject to earlier termination as provided below.

         2.  NON-COMPETITION RESTRICTION.

                  a. During the term of this Agreement, RFM shall not directly or indirectly, acting alone or through or with others by means of partnership, corporation, joint venture or other arrangement, own more than five percent (5%) of the stock of any company or entity which is a direct competitor of the businesses of Telxon as of the Effective Date.

                  b. During the term of this Agreement, RFM shall not directly or




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         indirectly, acting alone or through or with others by means of partnership, corporation, joint venture or other arrangement, be an officer, director or employee, consultant or advisor to any business entity competitive to Telxon which by definition shall include the commercial wireless and portable teletransaction solution business which itself includes Pen-Based and Hand-Held portable computers including wireless networks and systems, services, and solutions that Telxon sells to its core markets, including, as example, Retail, Industrial, Transportation and others; but excluding consumer markets and home and industrial security systems. For illustrative purposes, RFM will additionally be prohibited from any dealings with Telxon's main direct competitors (i.e., Symbol, Intermec, Norand, Teklogix, Electromagnetic Services, Hand-Held Products, or other companies that have similar product profiles that compete with Telxon). To further facilitate the intent of this Agreement, RFM shall notify Telxon in writing of any investment or service he provides to a company that makes peripheral products, systems or services, that may become involved in Telxon's marketplace. Telxon shall have thirty (30) days to respond to such notification. If, in its opinion, it determines that such transaction is a threat to Telxon's best interests, it will inform RFM in writing to desist. If a transaction does not seem to pose a threat to Telxon's business or best interests, Telxon shall not unreasonably withhold approval from RFM entering into such a transaction. As example, RFM currently has investments with Aironet, Metanetics and plans to enter into a joint venture with a Chinese company that could manufacture and distribute Metanetics products in Asia.

                  c. During the term of this Agreement, RFM shall not directly or indirectly, acting alone or through or with others by means of partnership, corporation, joint venture or other arrangement, induce any person who is an employee, officer, customer or supplier of Telxon to terminate or reduce their relationship with Telxon.

                  d. During the term of this Agreement, RFM shall not directly or indirectly, acting alone or through or with others by means of partnership, corporation, joint venture or other arrangement, disclose, divulge, discuss or otherwise use, cause or suffer to be used in any manner any trade secret or other confidential or proprietary information of Telxon, other than in a capacity in which he is directly acting for or on behalf of Telxon, and as expressly approved in writing by the Chief Executive Officer of Telxon.

         3. REMEDIES. RFM acknowledges and agrees that the remedy at law for any breach of Sections 2(a), (b), (c) and (d) above will be inadequate and that damages as a result thereof are not readily susceptible to being measured in monetary terms. Therefore, upon any violation of such Section(s), Telxon shall be entitled to immediate injunctive relief and to a temporary restraining order prohibiting any threatened or future breach, notwithstanding which Telxon shall not in any manner be limited in entitlement to other equitable or legal remedies.


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         4. CONSIDERATION. As good and sufficient agreed-upon consideration for the covenants made by RFM in this Agreement, Telxon shall, contemporaneously with the execution and delivery of this Agreement, advance to RFM or his designee in immediately available funds the sum of Three Million Dollars ($3,000,000).

         This Agreement shall automatically terminate if there shall at any time occur an event which constitutes a "change in control" of Telxon which would be required to be reported in response to Item 1(a) of a Current Report on Form 8-K under Section 13 or 15(d) of the Exchange Act, each as in effect on the date of the execution and delivery of this Agreement (including, without limitation, any event as the result of which (i) any Person (for purposes hereof, defined as any individual, corporation, partnership, group, association of other "person", as such term is used in Section 14 (d) of the Exchange Act, other than Telxon or any employee benefit plan sponsored by Telxon) is or becomes the beneficial owner , directly or indirectly, of fifteen percent (15%) or more of the combined voting power of Telxon's then outstanding securities having the right to vote for the election of directors, or (ii) individuals who constitute the Board of Directors of Telxon as of the date of the execution and delivery of this Agreement (the "Continuing Directors", which term shall also include the person(s) subsequently becoming directors of Telxon as hereinbelow provided), and any person(s) becoming director(s) of Telxon subsequent to such date whose election, or nomination for election by Telxon's stockholders, was approved by a vote of at least a majority of the then Continuing Directors (either by a specific vote or by approval of the proxy statement of Telxon in which such person is named as a director nominee, without the objection by any member of such approving majority of the then Continuing Directors to the nomination of such nominee in said proxy statement), cease for any reason to constitute at least a majority of such Board.

         5. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements between the parties and their respective affiliates, with respect to the subject matter hereof. The parties are not relying on any other representations or understandings, express or implied, oral or written. This Agreement shall not be modified or discharged, in whole or in part, except by an agreement in writing signed by the parties hereto and, in the case of Telxon, approved by its Board of Directors.

         6. BINDING EFFECT. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, Telxon and RFM and their respective successors and assigns, provided that no assignment may be made by either party without the prior written consent of the other, which consent shall not be unreasonably withheld.

         7. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and shall not affect the meaning of any term or provision hereof.

         8. SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and


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if any one or more provisions are determined to be illegal or otherwise unenforceable in any jurisdiction, in whole or in part, the remaining provisions and any partially unenforceable provision shall be binding and enforceable to the extent enforceable in such jurisdiction.

         9. GOVERNING LAW AND VENUE. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Ohio without regard to principles of conflict of laws. All actions brought by any party in connection with this Agreement shall be brought in the courts, state or federal, sitting in Cuyahoga or Summit Counties in the State of Ohio, and the parties hereby consent to the jurisdiction of such courts.

         IN WITNESS WHEREOF, the parties have made and delivered this Agreement as of the Effective Date.

TELXON CORPORATION

By:/s/ Frank E. Brick                  /s/ Robert F. Meyerson
Frank E. Brick, President and         Robert F. Meyerson
Chief Executive Officer



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